UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2004

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-02517	75-0991164
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4809 Cole Avenue, Suite 108		75205
Dallas, Texas		(Zip Code)
(Address of principal
executive offices)

        Registrant’s telephone number, including area code: (214) 559-3933

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On July 22, 2004 Toreador closed the private placement of $7.5 million of 7.85% Convertible Subordinated Notes. On July 21, 2004 Toreador issued the following press release relating to the agreement for the private placement of $7.5 million of 7.85% Convertible Subordinated Notes:

_________________

TOREADOR RESOURCES ANNOUNCES AGREEMENT
TO ISSUE $7.5 MILLION OF CONVERTIBLE SUBORDINATED NOTES

        DALLAS, TEXAS – (July 21, 2004) – Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) announces it has entered into an agreement with certain institutional investors for a private offering of $7.5 million aggregate principal amount of Convertible Subordinated Notes due June 30, 2009. The agreement was executed on July 20, 2004, and it is anticipated that the sale will close today.

        The notes will bear interest at the rate of 7.85% per annum. They will be convertible into shares of Toreador common stock at a conversion price of $8.20 per share of common stock. On July 20, 2004, the reported closing price per share of Toreador common stock on NASDAQ was $7.36.

        Toreador intends to use the net proceeds of the offering to accelerate its oil development program in France’s Paris Basin and for general corporate purposes. The company plans to issue an operational update and details of its proposed capital expenditure program for the remainder of 2004 following the release in August of its second-quarter 2004 financial results.

        The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes or the shares of common stock issuable upon conversion of the notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. This news release is being issued pursuant to Rule 135c under the Securities Act.

ABOUT TOREADOR

        Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

        Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

_________________

CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141

_________________

Item 7. Financial Statements &Exhibits.

(c)        The following exhibits are filed with this report:

4.1	Registration Rights Agreement, dated July 20, 2004, executed by and between Toreador and each of the Investors.

10.1	Purchase Agreement, dated July 20, 2004, executed by and between Toreador and each of the Investors.

10.2	Form of 7.85% Convertible Subordinated Note.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 23, 2004	TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated July 20, 2004, executed by and between Toreador and each of the Investors.

10.1	Purchase Agreement, dated July 20, 2004, executed by and between Toreador and each of the Investors.

10.2	Form of 7.85% Convertible Subordinated Note.